Exhibit 99.1

S.Y. Bancorp Announces Third Quarter Earnings

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 21, 2009--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported financial results for the third quarter and first nine months of 2009. Continuing trends seen earlier in the year, the Company's third quarter earnings reflected solid operating fundamentals, particularly ongoing loan growth and a strong pipeline of loans to close in coming months, as well as continued growth in deposits. Although earnings were lower for the current-year periods, primarily reflecting increased provisions for loan losses and net interest margin erosion, S.Y Bancorp has remained solidly profitable in 2009. A summary of results for the third quarter and nine-month period follows:

Quarter Ended September 30,	2009	2008	Change
Net income	$4,399,000	$5,443,000	-19%
Net income per share, diluted	$0.32	$0.40	-20%
Return on average equity	11.48%	15.84%
Return on average assets	0.99%	1.31%

Nine months Ended September 30,	2009	2008	Change
Net income	$13,424,000	$16,610,000	-19%
Net income per share, diluted	$0.98	$1.22	-20%
Return on average equity	12.04%	16.50%
Return on average assets	1.06%	1.43%

Commenting on the Company's results, David Heintzman, Chairman and Chief Executive Officer, said, "We are gratified to see ongoing strength in our business during what clearly continues to be challenging times for the banking industry. Following a strong start to our lending activities earlier this year, we saw the pace accelerate in September after a summer lull, with a very encouraging increase in number of loan opportunities that we have been able to evaluate. Much of this recent activity involves middle-market business customers, reflecting in part the upheaval associated with recent merger activity among the larger regional banks in our markets, especially in Louisville, as well as the impact of our expansion efforts in Indianapolis and Cincinnati. We also continue to see solid deposit growth against a very competitive backdrop, some of which has accompanied the new lending relationships we have established. Additionally, the performance of our investment management and trust operations, which is tied closely to the stock market's performance, has begun to stabilize as the market continues to recover from the severe downturn of the past year. Lastly, our mortgage banking division continues to contribute higher levels of income compared with last year, as prevailing interest rates remain relatively low. These factors bode well for the Company's outlook.

"Looking at credit quality and the potential risk in our loan portfolio, our views are more cautious because of the continuing pressures exerted on borrowers by this recession," Heintzman added. "While we have been fortunate to avoid significant losses in our portfolio, we anticipate that prolonged economic stress could set the stage for further loan and collateral problems. There is no clear sign that declines in real estate values or occupancy rates have begun to level off, and business profits are generally lower. Moreover, the financial capacity of our borrowers and guarantors that traditionally has provided an extra layer of security for many loans, while somewhat stabilized, remains fragile. It is for these reasons that we remain diligent in our underwriting standards, credit administration, risk assessment process and collection efforts, and we continue to strengthen the level of our allowance for loan losses for what could still be a rough road ahead."

Concluding, Heintzman said, "We believe the market dislocation we are seeing now in Louisville and Cincinnati will continue to gain momentum as the financial difficulties and integration problems affecting many large regional banks begin to translate into service issues that further disenfranchise good customers, spreading first among commercial accounts and then eventually reaching the ranks of retail customers. As this process unfolds, we believe businesses both small and large will come to see the real value of a healthy, two-way banking relationship that can ride out the tough times. That's the philosophy that has worked for Stock Yards Bank & Trust for more than a century, one that we think helps us weather the current recession and positions us for continued growth as banking returns to being a relationship business."

In the third quarter of 2009, the Company's capital levels remained significantly in excess of what is required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. The Company's Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio at September 30, 2009, were 10.22%, 11.68% and 13.57%, respectively, all exceeding the required minimums of 5%, 6% and 10%, respectively, to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets (both non-GAAP measures – see reconciliation to closest GAAP measures later in this release) stood at 8.66% of total assets as of September 30, 2009, up from 8.36% at September 30, 2008, and 8.52% at June 30, 2009. The Company provides this ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy, as it reflects the level of capital available to withstand unexpected market conditions.

S.Y. Bancorp's total assets increased 7% to $1.764 billion at September 30, 2009, from $1.653 billion at September 30, 2008, and were up 1% from $1.747 billion at June 30, 2009. Similarly, the Company's loan portfolio rose 7% to $1.412 billion at September 30, 2009, from $1.317 billion at September 30, 2008, and was 1% higher versus $1.399 billion at June 30, 2009. Deposits increased 8% to $1.362 billion at September 30, 2009, compared with $1.266 billion a year ago, and were up 2% from $1.337 billion at the end of the second quarter of 2009.

Ongoing loan growth helped offset a decline in net interest margin for the third quarter of 2009 and, as a result, net interest income – the Company's largest source of revenue – increased $252,000 or 2% in the third quarter of 2009 compared with the year-earlier period. In the third quarter of 2009, net interest margin fell 21 basis points year over year to 3.57% from 3.78% in the third quarter of 2008, and was down nine basis points from the second quarter of 2009. The decline in net interest margin from the third quarter of 2008 reflects lower prevailing interest rates over the past year and the impact of maintaining a significantly higher liquidity position in 2009, which management considers prudent given the current operating environment, as well as higher interest expense in the current year related to the Company's December 2008 issuance of trust preferred securities. The decrease in net interest margin from the second quarter of 2009 largely was due to the effects of maintaining a higher liquidity position, which were partially offset by lower rates on time deposits. For the first nine months of 2009, net interest income increased $1,001,000 or 2% compared with the prior-year period. Net interest margin for the first nine months of 2009 was down 27 basis points to 3.67% from 3.94% a year ago.

Non-performing loans increased to $8,704,000 at September 30, 2009, or 0.62% of total period-end loans outstanding, from $3,940,000 at September 30, 2008, or 0.30% of loans outstanding at the end of the prior-year quarter, reflecting worsening economic pressures over the past year. On a linked-quarter basis, non-performing loans declined slightly from $8,820,000 at June 30, 2009, or 0.63% of period-end loans. Non-performing assets, which include non-performing loans, other real estate owned and repossessed assets, reflected similar trends, increasing to $10,641,000, or 0.60% of total assets at September 30, 2009, versus $7,122,000, or 0.43% of total assets at the end of the year-earlier quarter, and $10,440,000, or 0.60% of total assets at June 30, 2009. At current levels, the relative amount of non-performing loans and non-performing assets is at or slightly above the historic range for these metrics during the past five years, yet remains substantially below industry averages. Net charge-offs in the third quarter of 2009 totaled $713,000, or 0.05% of average loans compared with $571,000, or 0.04% of average loans in the year-earlier quarter, down from $1,331,000, or 0.10% of average loans in the second quarter of 2009.

The Company increased its loan loss provision for the third quarter of 2009 to $3,475,000 from $900,000 in the year-earlier period and from $2,200,000 in the second quarter of 2009. Management's actions to increase the allowance for loan losses in 2009 reflect a concern that, with each passing quarter, a prolonged recession will likely begin to take a greater toll on the Company's loan portfolio and underlying collateral values, extending its impact further to lending relationships that have to date been unaffected. The increased provision reflects an allowance methodology that is driven by risk ratings; most notably, recent downgrades of three larger relationships indicated the need to increase the allowance for loan losses. These loans are still performing, and management does not consider them impaired. Since the Company has no visibility on how long the effects of the current recession will continue or when business conditions will begin to improve, S.Y. Bancorp intends to continue with its historically conservative stance toward credit quality, remaining cautious in assessing the potential risk in the loan portfolio. The Company's allowance for loan losses was 1.40% of total loans at September 30, 2009, up from 1.12% at September 30, 2008, and 1.22% at June 30, 2009.

Because of a relatively low level of foreclosed assets, the Company thus far has been able to approach collateral sales in an orderly fashion to minimize losses. Should market conditions worsen and foreclosed assets increase significantly, this flexibility may be reduced, and management may be forced to liquidate problem loans more rapidly, thus increasing the possibility of larger losses.

Non-interest income increased $1,596,000 or 24% in the third quarter compared with the same quarter last year, largely reflecting losses on the sale of available-for-sale securities in the third quarter last year that did not recur this year, increased gains on the sale of mortgage loans, and higher other non-interest income mainly related to realized and unrealized gains of an investment in a domestic private equity fund recorded using the equity method of accounting. These were offset partially by a continued decline in investment management and trust services income, which represents the largest component of non-interest income. Even though the decline began to show signs of moderation in the third quarter, investment management and trust services income fell $152,000 or 5% since these fees largely track the securities market and the stock market remains below last year's level. Non-interest income increased $1,087,000 or 5% in the first nine months of 2009 compared with the year-earlier period, reflecting an increase in other non-interest income, including gains on sales of mortgage loans, which more than offset a decline in investment management and trust services.

Non-interest expense increased $1,077,000 or 9% in the third quarter of 2009 versus the same period last year. Higher non-interest expense for the quarter was due primarily to an increase of $689,000 or 10% in salaries and employee benefits expense, reflecting the creation of several new management-level positions during the past year and higher health insurance expense. Higher FDIC insurance premiums also contributed to increased non-interest expense in the third quarter of 2009. Non-interest expense rose $2,974,000 or 8% in the first nine months of 2009 compared with the year-earlier period largely due to an increase of $1,698,000 of FDIC insurance expense, including the second quarter 2009 special assessment, and higher salaries and employee benefits expense. The Company's third quarter efficiency ratio was 56.26% compared with 56.10% in the third quarter of 2008 and 58.93% for the first nine months of 2009 compared with 56.27% in the year-earlier period.

In August, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.17 per share. The latest dividend was distributed on October 1, 2009, to stockholders of record as of September 14, 2009.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.8 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

S.Y. Bancorp, Inc. Tangible Common Equity Ratio (Amounts in thousands)
	September 30,	June 30,	September 30,
	2009	2009	2008
Total stockholders' equity (a)	$153,265	$149,524	$138,910
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$152,583	$148,842	$138,228

Total assets (b)	$1,763,533	$1,746,759	$1,653,456
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$1,762,851	$1,746,077	$1,652,774

Total stockholders' equity to total assets (a/b)	8.69%	8.56%	8.40%
Tangible common equity ratio (c/d)	8.66%	8.52%	8.36%

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release
(In thousands unless otherwise noted)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Income Statement Data
Net interest income, fully tax equivalent (1)	$14,980	$14,722	$43,932	$42,891
Interest income
Loans	$19,418	$20,254	$57,365	$60,636
Federal funds sold	31	313	51	452
Mortgage loans held for sale	105	39	286	187
Securities	1,671	1,682	4,837	4,368
Total interest income	21,225	22,288	62,539	65,643
Interest expense
Deposits	4,616	6,342	13,953	19,003
Securities sold under agreements to repurchase and federal funds purchased
	91	274	237	1,004
Other short-term borrowings	-	169	-	396
Federal Home Loan Bank advances	917	1,037	2,565	3,096
Subordinated debentures	884	1	2,642	3
Total interest expense	6,508	7,823	19,397	23,502
Net interest income	14,717	14,465	43,142	42,141
Provision for loan losses	3,475	900	7,300	3,100
Net interest income after provision for loan losses	11,242	13,565	35,842	39,041
Non-interest income
Investment management and trust income	2,731	2,883	8,203	9,400
Service charges on deposit accounts	2,120	2,196	5,969	6,305
Bankcard transaction revenue	745	662	2,151	1,974
Gains on sales of mortgage loans held for sale	667	244	1,610	999
Gain (loss) on the sale of securities	-	(607)	-	(607)
Brokerage commissions and fees	436	415	1,258	1,298
Bank owned life insurance	249	263	737	773
Other non-interest income	1,284	580	2,929	1,628
Total non-interest income	8,232	6,636	22,857	21,770
Non-interest expense
Salaries and employee benefits expense	7,569	6,880	22,638	21,608
Net occupancy expense	1,091	1,121	3,112	3,166
Data processing expense	1,091	1,034	3,370	3,015
Furniture and equipment expense	316	290	915	842
State bank taxes	428	340	1,290	994
FDIC insurance expense	471	176	2,138	440
Other non-interest expenses	2,093	2,141	5,895	6,319
Total non-interest expense	13,059	11,982	39,358	36,384
Net income before income tax expense	6,415	8,219	19,341	24,427
Income tax expense	2,016	2,776	5,917	7,817
Net income	$4,399	$5,443	$13,424	$16,610

Weighted average shares - basic	13,584	13,435	13,550	13,432
Weighted average shares - diluted	13,702	13,652	13,694	13,615

Basic earnings per share	$0.32	$0.41	$0.99	$1.24
Diluted earnings per share	0.32	0.40	0.98	1.22
Cash dividend declared per share	0.17	0.17	0.51	0.51

Balance Sheet Data (at period end)
Total loans			$1,412,178	$1,316,661
Allowance for loan losses			19,839	14,785
Total assets			1,763,533	1,653,456
Non-interest bearing deposits			216,490	184,647
Interest bearing deposits			1,145,261	1,081,319
Federal home loan bank advances			90,456	90,000
Subordinated debentures			40,930	10,060
Stockholders' equity			153,265	138,910
Total shares outstanding			13,588	13,457
Book value per share			11.28	10.32
Market value per share			23.09	30.62

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Average Balance Sheet Data
Average federal funds sold	$72,759	$66,224	$36,021	$29,870
Average investment securities	194,651	166,938	175,517	135,103
Average loans	1,391,207	1,315,401	1,381,100	1,286,403
Average earning assets	1,666,277	1,551,220	1,599,825	1,455,966
Average assets	1,762,706	1,647,361	1,695,412	1,551,679
Average interest bearing deposits	1,161,375	1,110,825	1,119,544	1,026,325
Average total deposits	1,361,975	1,292,493	1,312,718	1,199,571
Average federal funds purchased and securities sold under agreement to repurchase
	79,415	78,466	73,246	79,287
Average short-term borrowings	1,119	14,756	1,072	14,278
Average long-term debt	131,387	90,169	122,543	90,535
Average interest bearing liabilities	1,373,296	1,294,216	1,316,405	1,210,425
Average stockholders' equity	152,006	136,664	149,105	134,428

Performance Ratios
Annualized return on average assets	0.99%	1.31%	1.06%	1.43%
Annualized return on average equity	11.48%	15.84%	12.04%	16.50%
Net interest margin, fully tax equivalent	3.57%	3.78%	3.67%	3.94%
Non-interest income to total revenue, fully tax equivalent
	35.46%	31.07%	34.22%	33.67%
Efficiency ratio	56.26%	56.10%	58.93%	56.27%

Capital Ratios
Average stockholders' equity to average assets	8.62%	8.30%	8.79%	8.66%
Tier 1 risk-based capital			11.68%	9.44%
Total risk-based capital			13.57%	11.14%
Leverage			10.22%	8.40%

Loans by Type
Commercial and industrial			$336,395	$338,373
Construction and development			198,586	173,879
Real estate mortgage - commercial investment			311,206	245,917
Real estate mortgage - owner occupied commercial			218,611	223,226
Real estate mortgage - 1-4 family residential			155,227	156,818
Home equity - first lien			39,566	24,458
Home equity - junior lien			113,132	118,672
Consumer			39,455	35,318

Asset Quality Data
Allowance for loan losses to total loans			1.40%	1.12%
Allowance for loan losses to average loans			1.44%	1.15%
Allowance for loan losses to non-performing loans			227.93%	375.25%
Nonaccrual loans			$7,166	$3,880
Troubled debt restructuring			761	-
Loans - 90 days past due & still accruing			777	60
Total non-performing loans			8,704	3,940
OREO and repossessed assets			1,937	3,182
Total non-performing assets			10,641	7,122
Non-performing loans to total loans			0.62%	0.30%
Non-performing assets to total assets			0.60%	0.43%
Net charge-offs to average loans (2)	0.05%	0.04%	0.21%	0.14%
Net charge-offs	$713	$571	$2,842	$1,765

Other Information
Total assets under management (in millions)			$1,453	$1,464
Full-time equivalent employees			467	459

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release

	Five Quarter Comparison
	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Income Statement Data
Net interest income, fully tax equivalent (1)	$14,980	$14,581	$14,371	$14,981	$14,722
Net interest income	$14,717	$14,317	$14,108	$14,717	$14,465
Provision for loan losses	3,475	2,200	1,625	950	900
Net interest income after provision for loan losses	11,242	12,117	12,483	13,767	13,565
Investment management and trust income	2,731	2,801	2,671	2,803	2,883
Service charges on deposit accounts	2,120	2,038	1,811	2,045	2,196
Bankcard transaction revenue	745	747	659	671	662
Gains on sales of mortgage loans held for sale	667	444	499	254	244
Gain (loss) on the sale of securities	-	-	-	-	(607)
Brokerage commissions and fees	436	437	385	499	415
Bank owned life insurance	249	245	243	247	263
Other non-interest income	1,284	1,352	293	110	580
Total non-interest income	8,232	8,064	6,561	6,629	6,636
Salaries and employee benefits expense	7,569	7,669	7,400	6,601	6,880
Net occupancy expense	1,091	1,013	1,008	1,081	1,121
Data processing expense	1,091	1,248	1,031	1,093	1,034
Furniture and equipment expense	316	307	292	275	290
State bank taxes	428	474	388	340	340
FDIC Insurance expense	471	1,245	422	181	176
Other non-interest expenses	2,093	2,074	1,728	3,520	2,141
Total non-interest expense	13,059	14,030	12,269	13,091	11,982
Net income before income tax expense	6,415	6,151	6,775	7,305	8,219
Income tax expense	2,016	1,863	2,038	2,239	2,776
Net income	$4,399	$4,288	$4,737	$5,066	$5,443

Weighted average shares - basic	13,584	13,564	13,500	13,463	13,435
Weighted average shares - diluted	13,702	13,729	13,637	13,675	13,652

Basic earnings per share	$0.32	$0.32	$0.35	$0.38	$0.41
Diluted earnings per share	0.32	0.31	0.35	0.37	0.40
Cash dividend declared per share	0.17	0.17	0.17	0.17	0.17

Balance Sheet Data (at period end)
Total loans	$1,412,178	$1,398,679	$1,376,225	$1,349,637	$1,316,661
Allowance for loan losses	19,839	17,077	16,208	15,381	14,785
Total assets	1,763,533	1,746,759	1,630,724	1,628,763	1,653,456
Non-interest bearing deposits	216,490	205,403	190,080	182,778	184,647
Interest bearing deposits	1,145,261	1,131,610	1,095,954	1,088,147	1,081,319
Federal home loan bank advances	90,456	90,458	70,460	70,000	90,000
Subordinated debentures	40,930	40,930	40,930	40,960	10,060
Stockholders' equity	153,265	149,524	146,931	144,500	138,910
Total shares outstanding	13,588	13,580	13,541	13,474	13,457
Book value per share	11.28	11.01	10.85	10.72	10.32
Market value per share	23.09	24.17	24.30	27.50	30.62

S. Y. Bancorp, Inc. Financial Information
Third Quarter 2009 Earnings Release

	Five Quarter Comparison
	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Average Balance Sheet Data
Average loans	$1,391,207	$1,390,379	$1,361,389	$1,323,434	$1,315,401
Average assets	1,762,706	1,694,508	1,627,538	1,616,476	1,647,361
Average earning assets	1,666,277	1,599,655	1,532,070	1,520,146	1,551,220
Average total deposits	1,361,975	1,311,330	1,263,769	1,268,244	1,292,493
Average long-term debt	131,387	125,015	111,003	85,909	90,169
Average interest bearing liabilities	1,373,296	1,313,103	1,261,589	1,251,603	1,294,216
Average stockholders' equity	152,006	149,113	146,132	141,129	136,664

Performance Ratios
Annualized return on average assets	0.99%	1.01%	1.18%	1.25%	1.31%
Annualized return on average equity	11.48%	11.53%	13.15%	14.28%	15.84%
Net interest margin, fully tax equivalent	3.57%	3.66%	3.80%	3.92%	3.78%
Non-interest income to total revenue, fully tax equivalent
	35.46%	35.61%	31.34%	30.68%	31.07%
Efficiency ratio	56.26%	61.96%	58.61%	60.58%	56.10%

Capital Ratios
Average stockholders' equity to average assets	8.62%	8.80%	8.98%	8.73%	8.30%
Tier 1 risk-based capital	11.68%	11.55%	11.84%	11.90%	9.44%
Total risk-based capital	13.57%	13.31%	13.62%	13.67%	11.14%
Leverage	10.22%	10.49%	10.75%	10.62%	8.40%

Loans by Type
Commercial and industrial	$336,395	$347,180	$364,004	$348,174	$338,373
Construction and development	198,586	193,855	172,759	167,402	173,879
Real estate mortgage - commercial investment	311,206	286,237	253,213	248,308	245,917
Real estate mortgage - owner occupied commercial	218,611	226,755	246,196	249,164	223,226
Real estate mortgage - 1-4 family residential	155,227	153,316	154,986	160,322	156,818
Home equity - 1st lien	39,566	39,858	35,014	22,973	24,458
Home equity - junior lien	113,132	116,946	119,791	122,535	118,672
Consumer	39,455	34,532	30,262	30,759	35,318

Asset Quality Data
Allowance for loan losses to total loans	1.40%	1.22%	1.18%	1.14%	1.12%
Allowance for loan losses to average loans	1.43%	1.23%	1.19%	1.16%	1.12%
Allowance for loan losses to non-performing loans	227.93%	193.62%	277.01%	326.56%	375.25%
Nonaccrual loans	$7,166	$6,123	$4,539	$4,455	$3,880
Troubled debt restructuring	761	773	-	-	-
Loans - 90 days past due & still accruing	777	1,924	1,312	255	60
Total non-performing loans	8,704	8,820	5,851	4,710	3,940
OREO and repossessed assets	1,937	1,620	1,678	1,656	3,182
Total non-performing assets	10,641	10,440	7,529	6,366	7,122
Non-performing loans to total loans	0.62%	0.63%	0.43%	0.35%	0.30%
Non-performing assets to total assets	0.60%	0.60%	0.46%	0.39%	0.43%
Net charge-offs to average loans (2)	0.05%	0.10%	0.06%	0.03%	0.04%
Net charge-offs	713	$1,331	$798	$354	$571

Other Information
Total assets under management (in millions)	$1,453	$1,375	$1,304	$1,347	$1,464
Full-time equivalent employees	467	457	460	464	459

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Amounts not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President,
Treasurer and Chief Financial Officer